Exhibit 10.24

EXECUTION COPY

Form of Fourth Amended and Restated Hollinger International Guaranty
in favor of Wachovia Bank, N.A., Toronto Dominion Bank and the Lenders
dated as of December 23, 2002

FOURTH AMENDED AND RESTATED
HOLLINGER INTERNATIONAL GUARANTY

          THIS FOURTH AMENDED AND RESTATED GUARANTY (this “Guaranty”) dated as of December 23, 2002, is made by HOLLINGER INTERNATIONAL INC., a Delaware corporation (“Hollinger International”), in favor of the Secured Parties and the Administrative Agent (as defined below).

W I T N E S S E T H:

          WHEREAS, Hollinger International Publishing Inc. (the “Company”), Telegraph Group Limited (“Telegraph”), certain other borrowers, The Toronto-Dominion Bank, as issuing bank and Toronto Dominion (Texas) Inc., as administrative agent entered into that certain Fourth Amended and Restated Credit Agreement, dated as of April 30, 1999 (as amended or modified and in effect on the Amendment Effective Date, the “Existing Credit Agreement”), whereunder certain financial institutions agreed to make loans and to issue letters of credit and bankers’ acceptances (such loans, letters of credit and bankers’ acceptances outstanding on the Amendment Effective Date, collectively the “Existing Credit Extensions”); and

          WHEREAS, Hollinger International executed and delivered that certain Third Amended and Restated Hollinger International Guaranty, dated as of April 30, 1999 (as amended or modified and in effect on the Amendment Effective Date, the “Original Guaranty”), guarantying the obligations of the Company, Telegraph and the other borrowers under the Existing Credit Agreement; and

     WHEREAS, the Company desires to refinance the Existing Credit Extensions, add additional borrowers thereunder and obtain a revolving loan commitment (to include availability for revolving loans and the issuance of letters of credit) and term loans; and

          WHEREAS, the Company has requested various financial institutions (together with their respective successors and assigns, collectively the “Lenders” and each individually a “Lender”) to amend and restate the Existing Credit Agreement on the terms and conditions set forth in the Fifth Amended and Restated Credit Agreement, dated as of even date herewith (together with all amendments and other modifications, if any, from time to time made thereto, the “Amended and Restated Credit Agreement”), among the Company, Telegraph and First DT Holdings Limited (“FDTH” and, together with the Company, Telegraph and each Incremental Borrower, each a “Borrower” and collectively, the “Borrowers”), the Lenders, Wachovia Bank, N.A., as administrative agent (in such capacity the “Administrative Agent”), issuing bank and security trustee for the Lenders, Wachovia Securities, Inc., as sole lead arranger and book runner, Toronto Dominion (Texas), Inc., as Syndication Agent, and General Electric Capital Corporation, as Documentation Agent to set forth, among other things, the terms and conditions under which the Lenders thereafter will make credit extensions to the Borrowers; it being the intention of the Company, the Lenders and the Administrative Agent that the Amended and Restated Credit Agreement and the Loan Documents executed in connection therewith shall not

Hollinger International Guaranty

effect the novation of the obligations of the Borrowers under the Existing Credit Agreement but be merely a restatement and, where applicable, an amendment of and substitution for the terms governing such obligations hereafter; and

          WHEREAS, as a condition precedent to the Amendment Effective Date of the Amended and Restated Credit Agreement, Hollinger International is required to execute and deliver this Guaranty; and

          WHEREAS, the parties hereto desire to amend and restate the Original Guaranty to recognize the addition of new Borrowers, it being the intention of the Borrowers, Hollinger International, the Lenders and the Administrative Agent that this Guaranty and the Loan Documents executed in connection herewith shall not effect a novation of the obligations of Hollinger International under the Original Guaranty but merely a restatement and, where applicable, an amendment of and substitution for the terms governing such obligations hereafter; and

          WHEREAS, Hollinger International has duly authorized the execution, delivery and performance of this Guaranty; and

          WHEREAS, it is in the best interests of Hollinger International to execute this Guaranty inasmuch as Hollinger International will derive substantial direct and indirect benefits from the Loans made from time to time to the Borrowers and the Letters of Credit issued from time to time for the account of the Company and Telegraph pursuant to the Amended and Restated Credit Agreement;

          NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders to make the Loans and issue or participate in Letters of Credit (including the initial Credit Extensions) to the Borrowers pursuant to the Amended and Restated Credit Agreement, Hollinger International agrees, for the benefit of the Secured Parties, as follows:

ARTICLE I

DEFINITIONS

          SECTION 1.1 Certain Terms. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

          Administrative Agent is defined in the fourth recital.

          Amended and Restated Credit Agreement is defined in the fourth recital.

          Borrowers is defined in the fourth recital.

          Company is defined in the first recital.

Hollinger International Guaranty

          Guaranteed Obligations is defined in Section 2.1 hereof.

          Guaranteed Obligor means each of the Borrowers, and each guarantor under each of the U.S. Subsidiary Guaranty and the U.K. Subsidiary Guaranty.

          Guaranty is defined in the preamble.

          Hedging Agreements means all agreements that are defined to be “Hedging Agreements” in the Amended and Restated Credit Agreement that are entered into between any Borrower and a Qualified Hedge Counterparty.

          Hollinger International is defined in the preamble.

          Lender is defined in the fourth recital.

          Loan Documents means those agreements and other documents defined as “Loan Documents” in the Amended and Restated Credit Agreement and, in addition, all Hedging Agreements.

          Material Adverse Effect means a material adverse effect on (a) the condition (financial or otherwise), operations, business, properties, assets or prospects of Hollinger International and its Subsidiaries taken as a whole or (b) the ability of Hollinger International to timely and fully perform any of its payment or other material obligations under this Guaranty or any other Loan Document to which it is a party.

          Qualified Hedge Counterparty means Wachovia Bank, N.A. and each other Person who, on the date the applicable Hedging Agreement is entered into, is a Lender or an affiliate of a Lender.

          Secured Parties means the Lenders, the Issuing Bank, the Administrative Agent and each Qualified Hedge Counterparty.

          Telegraph is defined in the first recital.

          SECTION 1.2 Amended and Restated Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Amended and Restated Credit Agreement.

ARTICLE II

GUARANTY PROVISIONS

          SECTION 2.1 Guaranty. (a) Hollinger International hereby absolutely, unconditionally and irrevocably as primary obligor and not merely as surety, guarantees the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of all

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obligations (monetary or otherwise) of the Guaranteed Obligors to each of the Lenders, the Issuing Bank, the Administrative Agent and each Qualified Hedge Counterparty, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, which arise out of or in connection with the Amended and Restated Credit Agreement, any Letter of Credit or Letter of Credit Application, any Hedging Agreement or any other Loan Document, in each case as the same may be amended, modified, extended or renewed from time to time (all such obligations being herein collectively called the “Guaranteed Obligations”), and agrees to pay any and all reasonable expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Guaranty or any other Loan Document. Without limiting the generality of the foregoing, Hollinger International’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any Guaranteed Obligor to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Guaranteed Obligor.

          (b)  Hollinger International, and by its acceptance of this Guaranty, the Administrative Agent and each other Secured Party hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of Hollinger International hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of Hollinger International hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the Guarantors hereby irrevocably agree that the Obligations of Hollinger International under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of Hollinger International under this Guaranty not constituting a fraudulent transfer or conveyance. For purposes hereof, “Bankruptcy Law” means any proceeding of the type referred to in Section 12.1.4 of the Credit Agreement or Title 11, U.S. Code or any similar foreign, federal or state law for the relief of debtors.

          (c)  Hollinger International hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty or any other guaranty, Hollinger International will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

          (d)  This Guaranty constitutes a guaranty by Hollinger International of payment when due and not of collection, and Hollinger International specifically agrees that it shall not be necessary or required that the Administrative Agent or any other Secured Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Guaranteed Obligor (or any other Person) before or as a condition to the obligations of Hollinger International hereunder.

          SECTION 2.2 Acceleration of Guaranty. Hollinger International agrees that, in the event of any Event of Default under Section 12.1.4 of the Amended and Restated Credit Agreement, and if such event shall occur at a time when any of the Guaranteed Obligations are not then due and payable, Hollinger International shall pay to the Administrative Agent for the

Hollinger International Guaranty

account of the Administrative Agent and the other Secured Parties forthwith the full amount which would be payable hereunder by Hollinger International if all Guaranteed Obligations were then due and payable.

          SECTION 2.3 Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment by Hollinger International, and shall remain in full force and effect until all Guaranteed Obligations have been paid in full, finally and indefeasibly, all obligations of Hollinger International hereunder shall have been paid in full, finally and indefeasibly, and the commitments under the Facilities, all Letters of Credit, all Hedging Agreements and any other commitments by the Lenders or the Administrative Agent or any other Secured Party to the Guaranteed Obligors shall have terminated (even if the Letters of Credit shall have been cash collateralized). Hollinger International guarantees that the Guaranteed Obligations shall be paid strictly in accordance with the terms of the Amended and Restated Credit Agreement and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any other Secured Party with respect thereto. The creation or existence from time to time of additional Guaranteed Obligations to the Administrative Agent or the other Secured Parties or any of them is hereby authorized, without notice to Hollinger International, and shall in no way impair the rights of the Administrative Agent or the other Secured Parties or the obligations of Hollinger International under this Guaranty, including Hollinger International’s guaranty of such additional Guaranteed Obligations. The liability of Hollinger International under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

(a) any lack of validity, legality or enforceability of the Amended and Restated Credit Agreement or any other Loan Document;

(b) the failure of the Administrative Agent or any other Secured Party

(i) to assert any claim or demand or to enforce any right or remedy against any of the Guaranteed Obligors or any other Person (including any other guarantor) under the provisions of the Amended and Restated Credit Agreement, any other Loan Document or otherwise, or to join any other Person in any action against any of the Guaranteed Obligors or any other Person, or

(ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Guaranteed Obligations;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other extension, compromise or renewal of any Guaranteed Obligation;

(d) any reduction, limitation, impairment or termination of any Guaranteed Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and Hollinger International hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity,

Hollinger International Guaranty

compromise, unenforceability of, or any other event or occurrence affecting, any Guaranteed Obligations;

(e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Amended and Restated Credit Agreement or any other Loan Document;

(f) (i) any addition, exchange, release, surrender or non-perfection of any collateral or (ii) any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty held by the Administrative Agent or any other Secured Party, securing or supporting any of the Guaranteed Obligations;

(g) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Guaranteed Obligor under the Loan Documents or any other assets of any Guaranteed Obligor or any of its Subsidiaries;

(h) any failure of any Secured Party to disclose to any Guaranteed Obligor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Guaranteed Obligor now or hereafter known to such Secured Party (Hollinger International waives any duty on the part of the Secured Parties to disclose such information);

(i) any change, restructuring or termination of the corporate structure or existence of any Guaranteed Obligor or any of its Subsidiaries;

(j) the failure of any other Person to execute or deliver this Guaranty or any other guaranty or agreement, or the release or reduction of liability of any Guarantor or any other guarantor or surety with respect to the Guaranteed Obligations; or

(k) any other circumstance (including, without limitation, any statute of limitations) which might otherwise constitute a defense available to, or a legal or equitable discharge of, Hollinger International, any Borrower, any other Guaranteed Obligor, any other surety or any other guarantor.

          SECTION 2.4 Reinstatement, etc. Hollinger International agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Guaranteed Obligations is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party, upon the insolvency, bankruptcy or reorganization of any Guaranteed Obligor, any other Person or otherwise, as though such payment had not been made.

          SECTION 2.5 Waiver, etc. Hollinger International hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Administrative Agent or any other Secured Party protect, secure, perfect or insure any security interest or Lien, or any property

Hollinger International Guaranty

subject thereto, or exhaust any right or take any action against any Guaranteed Obligor or any other Person (including any other guarantor) or entity or any collateral securing any Guaranteed Obligations.

          SECTION 2.6 Waiver of Subrogation and Contribution. (a) Until the Guaranteed Obligations have been paid in cash indefeasibly in full, Hollinger International hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Guaranteed Obligors or any other Person that arise from the existence, payment, performance or enforcement of Hollinger International’s obligations under this Guaranty or any other Loan Document, including any right of subrogation, reimbursement, contribution, exoneration, or indemnification, any right to participate in any claim or remedy of the Administrative Agent or any other Secured Party against the Guaranteed Obligors or any other Person or any collateral which the Administrative Agent or any other Secured Party now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Guaranteed Obligors or any other Person, directly or indirectly, in cash or other property or by setoff or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to Hollinger International in violation of the preceding sentence and the Guaranteed Obligations shall not have been paid in cash indefeasibly in full and the commitments under the Facilities, all Letters of Credit, all Hedging Agreements and any other commitments by Lenders or the Administrative Agent or any other Secured Party to the Guaranteed Obligors shall not have been terminated, such amount shall be deemed to have been paid to Hollinger International for the benefit of, and held in trust for, the Administrative Agent and the other Secured Parties, and shall forthwith be paid to the Administrative Agent to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured.

          (b)  Hollinger International hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

          (c)  Hollinger International hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights or other rights to proceed against any of the other Guaranteed Obligors, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of setoff or counterclaim against or in respect of the Obligations.

          (d)  Hollinger International acknowledges that the Administrative Agent may, without notice to or demand upon and without affecting the liability under this Guaranty, foreclose with respect to any Collateral by nonjudicial sale, and Hollinger International hereby waives any defense to the recovery by the Administrative Agent and the other Secured Parties of any deficiency after such nonjudicial sale.

          (e)  Hollinger International hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to Hollinger International any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or

Hollinger International Guaranty

prospects of any other Guaranteed Obligor or any of its Subsidiaries now or hereafter known by such Secured Party.

          (f)  Hollinger International acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Amended and Restated Credit Agreement and that the waivers set forth herein are knowingly made in contemplation of such benefits.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

     To induce the Administrative Agent and the Lenders to enter into the Amended and Restated Credit Agreement and to induce the Lenders to make Loans and issue or participate in Letters of Credit thereunder, Hollinger International represents and warrants with respect to itself to the Administrative Agent and the other Secured Parties that:

          SECTION 3.1 Organization, etc.  Hollinger International is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; is duly qualified to do business in each jurisdiction where the nature of its business makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect; and has full corporate power and authority to own its property and conduct its business as presently conducted by it.

          SECTION 3.2 Authorization; No Conflict.  The execution and delivery by Hollinger International of this Guaranty and each other Loan Document to which it is intended to be a party, and the performance by Hollinger International of its obligations under each Loan Document to which it is intended to be a party are within the corporate powers of Hollinger International, have been duly authorized by all necessary corporate action on the part of Hollinger International (including any necessary shareholder action), have received all necessary governmental approval (if any shall be required), and do not and will not (a) violate any provision of law or any order, decree or judgment of any court or other government agency which is binding on Hollinger International, (b) contravene or conflict with, or result in a breach of, any provision of the Certificate of Incorporation, By-Laws or other organizational documents of Hollinger International or of any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding on Hollinger International or (c) result in, or require, the creation or imposition of any Lien on any property of Hollinger International (other than pursuant to the Loan Documents).

          SECTION 3.3 Validity and Binding Nature.  This Guaranty is, and upon the execution and delivery thereof each other Loan Document to which Hollinger International is intended to be a party will be, the legal, valid and binding obligation of Hollinger International, enforceable against Hollinger International in accordance with its terms, except that enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally

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and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

          SECTION 3.4 Independent Credit Decision. Hollinger International has, independently and without reliance upon the Administrative Agent or any other Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty and each other Loan Document to which it is or is to be a party, and has established adequate means of obtaining from each Guaranteed Obligor on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such Guaranteed Obligor.

          SECTION 3.5 Financial Information. The audited consolidated financial statements of Hollinger International and its Subsidiaries as of December 31, 2001 and for the two years then ended, and the unaudited consolidated financial statements of Hollinger International and its Subsidiaries as at September 30, 2002, copies of which have been delivered to the Administrative Agent, in each case (a) are true and correct in all material respects, (b) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as disclosed therein and, in the case of the interim financial statements, the absence of footnotes) and (c) present fairly in all material respects the consolidated financial condition of Hollinger International and its Subsidiaries at such dates and the results of their operations for the periods then ended.

          SECTION 3.6 No Material Adverse Change. Except as disclosed on Schedule 9.5 to the Amended and Restated Credit Agreement, from December 31, 2001 to the Amendment Effective Date, no event or events have occurred which, individually or in the aggregate, have had or are reasonably likely to have a Material Adverse Effect.

          SECTION 3.7 Litigation and Contingent Obligations. As of the Amendment Effective Date, no litigation (including, without limitation, derivative actions), arbitration proceeding or governmental proceeding is pending or, to Hollinger International’s knowledge, threatened against Hollinger International or any of its Subsidiaries which, if adversely determined, might have a Material Adverse Effect [, except as set forth in Schedule 3.6 hereto]. Other than any liability incident to such litigation or proceedings, as of the Amendment Effective Date, neither Hollinger International nor any of its Subsidiaries has any material contingent obligations not provided for or disclosed in the financial statements referred to in clause (a) of Section 3.5 [or listed in Schedule 3.6 hereto].

          SECTION 3.8 Investment Company Act. Neither Hollinger International nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

          SECTION 3.9 Public Utility Holding Company Act. Neither Hollinger International nor any of its Subsidiaries is a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

Hollinger International Guaranty

          SECTION 3.10 Solvency, etc. On the Amendment Effective Date and immediately prior to and after giving effect to each borrowing under the Amended and Restated Credit Agreement and the use of the proceeds thereof, (a) Hollinger International’s assets will exceed its liabilities and (b) Hollinger International will be solvent, will be able to pay its debts as they mature, will own property with fair saleable value greater than the amount required to pay its debts and will have capital sufficient to carry on its business as then constituted.

          SECTION 3.11 Information. All written information heretofore or contemporaneously herewith furnished by Hollinger International to the Administrative Agent or any other Secured Party for purposes of or in connection with the Amended and Restated Credit Agreement and this Guaranty and the transactions contemplated thereby and hereby is, and all written information hereafter furnished by or on behalf of Hollinger International to any other Secured Party or the Administrative Agent pursuant hereto or thereto or in connection herewith or therewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading.

          SECTION 3.12 Conditions Precedent. There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

ARTICLE IV

COVENANTS

     So long as this Guaranty is in effect Hollinger International agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it will:

          SECTION 4.1 Reports, Certificates and Other Information. Furnish to each Lender:

          Section 4.1.1. Annual Report. Promptly when available and in any event within 90 days after the close of each Fiscal Year, a copy of the annual report of Hollinger International and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets of Hollinger International and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of Hollinger International and its Subsidiaries for such Fiscal Year, which report (i) shall be certified by independent auditors of recognized national standing selected by Hollinger International and reasonably acceptable to the Required Lenders, in an audit report which shall be without qualification as to going concern or scope and (ii) shall be accompanied by a written statement from such auditors to the effect that in making the examination necessary for the signing of such audit report they have not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if they have become aware of any such event, describing it in reasonable detail.

          Section 4.1.2. Quarterly Reports. Promptly when available and in any event within 45 days after the end of each Fiscal Quarter of each Fiscal Year, consolidated balance sheets of Hollinger International and its Subsidiaries as of the end of such calendar month and

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consolidated statements of earnings and consolidated statements of cash flow for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, including a comparison with the corresponding Fiscal Quarter and period of the previous Fiscal Year together with a certificate of one of the chief executive officer, the chief financial officer, the chief operating officer or the controller of Hollinger International to the effect that such financial statements fairly present in all material respects the financial condition and results of operations of Hollinger International and its Subsidiaries as of the dates and periods indicated, subject to changes resulting from normal year-end adjustments.

          Section 4.1.3. Reports to SEC and to Shareholders. Promptly upon the filing or sending thereof, a copy of (a) any annual, periodic or special report or registration statement (inclusive of exhibits thereto) filed by Hollinger International with the SEC or any securities exchange and (b) any report, proxy statement or similar communication to Hollinger International’s public shareholders generally.

          Section 4.1.4. Notice of Default and Litigation Matters. Promptly (and in any event within one Business Day in the case of clause (a) and within five days in the case of clauses (b) through (d)) after any officer of Hollinger International learns of any of the following, written notice describing the same and the steps being taken by Hollinger International or the Subsidiary affected thereby with respect thereto: (a) the occurrence of an Event of Default or an Unmatured Event of Default; (b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by Hollinger International to the Administrative Agent and each Lender which has been instituted or, to the knowledge of Hollinger International, is threatened against Hollinger International or any Subsidiary or to which any of the properties of any thereof is subject which has had or is reasonably likely to have a Material Adverse Effect; (c) any material adverse development which occurs in any litigation, arbitration or governmental investigation or proceeding previously disclosed [on Schedule 3.6 hereto] or pursuant to clause (b); and (d) the occurrence of any other event or circumstance which has had or is reasonably likely to have a Material Adverse Effect.

          Section 4.1.5. Management Reports. Promptly upon the request of the Administrative Agent or any other Secured Party, copies of all detailed financial and management reports submitted to Hollinger International by independent auditors in connection with any annual or interim audit made by such auditors of the books of Hollinger International.

          Section 4.1.6. Other Information. Promptly from time to time, such other information concerning Hollinger International and its Subsidiaries as the Administrative Agent or any other Secured Party may reasonably request.

          SECTION 4.2 Books, Records and Inspections. Keep proper books and records in which full and correct entries shall be made sufficient to allow the preparation of financial statements in accordance with generally accepted accounting principles; permit on reasonable notice and at reasonable times and intervals during normal business hours the Administrative Agent or any other Secured Party or any representative thereof to (a) visit and inspect the properties of Hollinger International during normal business hours, (b) inspect and make extracts from and copies of its books and records and (c) discuss with its principal officers its businesses, operations and financial matters. Hollinger International will (i) after the occurrence and during

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the continuance of any Event of Default and (ii) otherwise with the consent of the Company, which consent shall not be unreasonably withheld, also permit the Administrative Agent, any other Secured Party or any representative thereof to discuss with Hollinger International’s independent auditors its businesses, operations and financial matters, provided that Hollinger International is given reasonable prior notice of and an opportunity to attend any meeting between such auditors and the Administrative Agent, such other Secured Party or any representative thereof at which such issues will be discussed. Hollinger International will pay all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with all visits, discussions, and examinations by the Administrative Agent.

          SECTION 4.3 Maintenance of Existence, etc. Maintain and preserve (a) its existence and good standing in the jurisdiction of its incorporation and (b) its qualification and good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing would not be reasonably likely to result in a Material Adverse Effect).

          SECTION 4.4 Mergers, Consolidations, Sales. Not be a party to any merger or consolidation or sale of all or substantially all of the assets of Hollinger International, except for (a) any such merger or consolidation, sale, transfer, conveyance, lease or assignment permitted under the Amended and Restated Credit Agreement, (b) any merger by Hollinger International so long as it is the surviving corporation or (c) any consolidation by Hollinger International so long as it does not result in a Change in Control.

          SECTION 4.5 Amendments to Certain Documents. Not, and not permit any Subsidiary to, make or agree to any amendment to or modification of, or waive any of its rights under, any of the terms of [(a) the Series E Preferred Shares or the Exchange Agreement dated April 18, 1998 between Hollinger Inc. and Hollinger International executed in connection with the issuance of such Preferred Shares, (b) the Hollinger/APC Share Exchange Agreement dated as of July 19, 1995, as amended to date, between Hollinger Inc. and Hollinger International, or (c) the Tax Allocation Agreement] if such amendment, modification or waiver to such Participation Document would adversely affect the interest of the Lenders.

          SECTION 4.6 Certain Restrictive Agreements. With respect to each of the Restricted Subsidiaries (other than the Company), not, and not permit such Restricted Subsidiary to, enter into any agreement or other contract other than the New High Yield Notes which would impose restrictions on the ability of Hollinger International to receive, or such Restricted Subsidiary to make or declare, dividends or other distributions from such Restricted Subsidiary to Hollinger International that are more restrictive than the restrictions that Hollinger International and such Restricted Subsidiary are subject to on the Amendment Effective Date.

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ARTICLE V

INDEMNIFICATION

          SECTION 5.1 General Indemnity. Without limitation on any other Obligations of any Guarantor or remedies of the Secured Parties under this Guaranty, Hollinger International shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of any Guaranteed Obligor enforceable against such Guaranteed Obligor in accordance with their terms.

          SECTION 5.2 Additional Provision. Hollinger International hereby also agrees that none of the Indemnified Parties shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any of the Guarantors or any of their respective Affiliates or any of their respective officers, directors, employees, agents and advisors, and Hollinger International hereby agrees not to assert any claim against any Indemnified Party on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or Letters of Credit, the Loan Documents or any other transactions contemplated by the Loan Documents.

ARTICLE VI

SUBORDINATION

          Hollinger International hereby subordinates any and all debts, liabilities and other Obligations owed to it by each Borrower (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Article:

          SECTION 6.1 Prohibited Payments, etc. Except during the continuance of an Event of Default or an Unmatured Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any Borrower), Hollinger International may receive regularly scheduled payments from any Borrower on account of the Subordinated Obligations. After the occurrence and during the continuance of any Event of Default or Unmatured Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any Borrower), however, unless the Administrative Agent otherwise agrees, Hollinger International shall not demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

          SECTION 6.2 Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to any Borrower, Hollinger International agrees that the Secured Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all

Hollinger International Guaranty

interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding (“Post Petition Interest”)) before Hollinger International receives payment of any Subordinated Obligations.

          SECTION 6.3 Turn-Over. After the occurrence and during the continuance of any Event of Default or Unmatured Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any Borrower), Hollinger International shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of Hollinger International under the other provisions of this Guaranty.

          SECTION 6.4 Administrative Agent Authorization. After the occurrence and during the continuance of any Event of Default or Unmatured Event of Default (including the commencement and continuation of any proceeding under the Bankruptcy Law relating to any Borrower), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of Hollinger International, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including all Post Petition Interest), and (ii) to require Hollinger International (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

ARTICLE VII

MISCELLANEOUS PROVISIONS

          SECTION 7.1 Loan Document. This Guaranty is a Loan Document executed pursuant to the Amended and Restated Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

          SECTION 7.2 Covenants. Hollinger International covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, any Letter of Credit shall be outstanding, or any Lender shall have any commitment under the Facilities, Hollinger International will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents on its or their part to be performed or observed or that any Borrower has agreed to cause Hollinger International or such Subsidiaries to perform or observe.

          SECTION 7.3 Binding on Successors, Transferees and Assigns; Assignment of Guaranty. This Guaranty shall be binding upon Hollinger International and its successors,

Hollinger International Guaranty

transferees and assigns, and all references herein to the Guaranteed Obligors and Hollinger International, respectively, shall be deemed to include any of such Person’s successor or successors, whether intermediate or remote. Any Lender may from time to time, in accordance with Section 15.9 of the Amended and Restated Credit Agreement, without notice to Hollinger International, assign or transfer any or all of the Guaranteed Obligations or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Guaranteed Obligations shall be and remain Guaranteed Obligations for the purpose of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Guaranteed Obligations or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Guaranteed Obligations, be entitled to the benefits of this Guaranty and shall be protected to the same extent as if such assignee or transferee were a Lender.

          SECTION 7.4 Amendments, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by Hollinger International herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and Hollinger International, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 7.5 Addresses for Notices to Hollinger International. All notices hereunder to Hollinger International shall be in writing (including via facsimile) and shall be sent to it at the address or facsimile number set forth below its signature hereto or at such other address or facsimile number as may be designated by Hollinger International in a written notice received by the Administrative Agent. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery shall be deemed to have been received when received.

          SECTION 7.6 No Waiver; Remedies; Security. In addition to, and not in limitation of, Section 2.3 and Section 2.5, no failure on the part of the Administrative Agent or any other Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Pursuant to the Amended and Restated Credit Agreement, (a) this Guaranty has been delivered to the Administrative Agent and (b) the Administrative Agent has been authorized to enforce this Guaranty on behalf of itself, and each of the Secured Parties. All payments by Hollinger International pursuant to this Guaranty shall be made to the Administrative Agent and applied to costs, expenses, fees or the ratable benefit of the Secured Parties, as applicable. This Guaranty is secured by various Collateral Documents delivered by Hollinger International and reference is made to such Collateral Documents for a description of the collateral security for this Guaranty, the nature and extent of such Collateral and the rights of the parties in and to such Collateral.

          SECTION 7.7 Section Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

Hollinger International Guaranty

          SECTION 7.8 Setoff. In addition to, and not in limitation of, any rights of the Administrative Agent or any other Secured Party under applicable law, the Administrative Agent or any other Secured Party shall, upon the occurrence of any Event of Default, have the right to appropriate and apply to the payment of the obligations of Hollinger International owing to it hereunder, whether or not then due, and Hollinger International hereby grants to the Administrative Agent and each of the other Secured Parties a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of Hollinger International then or thereafter maintained with the Administrative Agent or such other Secured Party and any and all property of every kind or description or in the name of Hollinger International now or hereafter, for any reason or purpose whatsoever, in the possession or control of, or in transit to, the Administrative Agent or such other Secured Party or any agent or bailee therefor.

          SECTION 7.9 Fees and Expenses. Hollinger International further agrees to pay all reasonable expenses (including reasonable attorneys’ fees and legal expenses) paid or incurred by the Administrative Agent or any other Secured Party in endeavoring to collect the Guaranteed Obligations, or any part thereof, in realizing upon or protecting any Collateral for this Guaranty, and in enforcing this Guaranty against Hollinger International.

          SECTION 7.10 Severability. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

          SECTION 7.11 Governing Law, Entire Agreement, Counterparts, etc. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. This Guaranty and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto. This Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty and each amendment, waiver and consent with respect thereto by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty.

          SECTION 7.12 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK PROVIDED, HOWEVER, THAT ANY SUCH LITIGATION MAY BE BROUGHT AND MAINTAINED AND/OR ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY

Hollinger International Guaranty

BE FOUND. HOLLINGER INTERNATIONAL HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. HOLLINGER INTERNATIONAL FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. HOLLINGER INTERNATIONAL HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          SECTION 7.13 Waiver of Jury Trial. HOLLINGER INTERNATIONAL AND (BY ACCEPTING THE BENEFITS HEREOF) THE ADMINISTRATIVE AGENT AND EACH OTHER SECURED PARTY HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS GUARANTY, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY.

          SECTION 7.14 Taxes. All payments to be made by Hollinger International to any person hereunder shall be made free and clear of, and without deduction for or on account of, tax unless Hollinger International is required by law to make such a payment subject to the deduction or withholding of tax, in which case the sum payable by Hollinger International in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, such person receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

          SECTION 7.15 Judgment Currency. The obligations of Hollinger International, in respect of any sum due to the Administrative Agent or any other Secured Party hereunder shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum was originally denominated (the “Original Currency”), be discharged only to the extent that following receipt by the Administrative Agent or such Secured Party of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Secured Party, in accordance with normal banking procedures, purchases the Original Currency with the Judgment Currency. If the amount of Original Currency so purchased is less than the sum originally due to the Administrative Agent or such Secured Party, Hollinger International agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative

Hollinger International Guaranty

Agent or such Secured Party, as the case may be, against such loss, and if the amount of Original Currency so purchased exceeds the sum originally due to the Administrative Agent or such Secured Party, as the case may be, the Administrative Agent or such Secured Party agrees to remit such excess to Hollinger International.

Hollinger International Guaranty

          IN WITNESS WHEREOF, Hollinger International has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

HOLLINGER INTERNATIONAL INC.

By:

Name:
Title:

Address:	401 North Wabash Avenue
Chicago, Illinois 60611

Facsimile No.:	(312) 321-0629

Attention:

Hollinger International Guaranty